Cohen & Steers, Inc.
1166 Avenue of the Americas
New York, NY 10036-2708
Tel (212) 832-3232

Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2023

New York, NY, January 24, 2024—Cohen & Steers, Inc. (NYSE: CNS) today reported its results for the fourth quarter and year ended December 31, 2023. The earnings release along with the accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for Fourth Quarter and Year Ended December 31, 2023 and on the company’s website at www.cohenandsteers.com under "Company—Investor Relations—Earnings Archive."

Conference Call

The company will host a conference call tomorrow, January 25, 2024, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer and president, Joseph Harvey, chief financial officer, Matthew Stadler, and chief investment officer, Jon Cheigh.

Investors and analysts can access the live conference call by dialing 888-300-4150 (U.S.) or +1-646-970-1530 (international); passcode: 4855092. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting approximately two hours after the conference call concludes on January 25, 2024 and can be accessed at 800-770-2030 (U.S.) or +1-647-362-9199 (international); passcode: 4855092. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company—Investor Relations" under "Financials." The webcast will be archived on the website for one month.

About Cohen & Steers

Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.